Exhibit 21.1

NYSE EURONEXT

SUBSIDIARIES AND AFFILIATES

Name	State/Jurisdiction of Incorporation
NYSE Group, Inc.(1)	Delaware
New York Stock Exchange LLC(2)	New York
NYSE Market, Inc.(3)	Delaware
NYSE Regulation, Inc.(3)	New York
Stock Clearing Corporation(3)	New York
Newex Corporation(3)	New York
Newin Corporation(3)	New York
New York Stock Exchange, Inc.(3)	Connecticut
New York Stock Exchange(3)	New Jersey
NYSE Market LLC(4)	Delaware
Securities Industry Automation Corporation(3)	New York
Sector, Inc.(5)	New York
Archipelago Holdings, Inc.(2)	Delaware
ARCA—GNC Acquisition, L.L.C.(6)	Delaware
Archipelago Trading Services, Inc.(7)	Florida
Archipelago Direct, L.L.C.(6)	Delaware
Archipelago Europe, Ltd(6)	England & Wales
NYSE Arca, L.L.C.(6)	Delaware
Archipelago Market Data Services, L.L.C.(6)	Delaware
Archipelago Securities, L.L.C.(6)	Delaware
NYSE Arca Holdings, Inc.(6)	Delaware
NYSE Arca, Inc.(8)	Delaware
NYSE Arca Equities, Inc.(9)	Delaware
Pacific Clearing Corporation(8)	California
Pacific Board of Trade(8)	California
NYSE Euronext (International) B.V.(1)	The Netherlands
NYSE Euronext (Holding) N.V.(11)	The Netherlands
NASD/NYSE Trade Reporting Facility LLC(4)	Delaware
NYSE TransactTools, Inc.(2)	Delaware

(1)	Wholly owned subsidiary of NYSE Euronext
(2)	Wholly owned subsidiary of NYSE Group, Inc.
(3)	Wholly owned subsidiary of New York Stock Exchange LLC
(4)	Wholly owned subsidiary of NYSE Market, Inc.
(5)	Wholly owned subsidiary of Securities Industry Automation Corporation
(6)	Wholly owned subsidiary of Archipelago Holdings, Inc.
(7)	Wholly owned subsidiary of ARCA?GNC Acquisition, L.L.C.
(8)	Wholly owned subsidiary of NYSE Arca Holdings, Inc.
(9)	Wholly owned subsidiary of NYSE Arca, Inc.
(10)	Wholly owned subsidiary of NYSE Euronext, Inc.
(11)	Wholly owned subsidiary of NYSE Euronext (International) B.V.

Name	State/Jurisdiction of Incorporation
Euronext N.V.	Netherlands
Euronext Amsterdam N.V.(10)	Netherlands
Euronext Brussels S.A./N.V.(11)	Belgium
Euronext Lisbon - Sociedade Gestora de Mercados Regulamentados, S.A.(11)	Portugal
Euronext Paris S.A.(10)	France
MBE Holding S.p.A.(12)	Italy
Euronext UK plc(10)	United Kingdom
Euronext Indices B.V.(13)	Netherlands
Euronext Amsterdam International B.V.(13)	Netherlands
Euronext Amsterdam Clearing & Depository N.V.(13)	Netherlands
Euronext Amsterdam Intermediary B.V.(14)	Netherlands
Euronext Real Estate S.A./N.V.(15)	Belgium
Interbolsa - Sociedade Gestora de Sistemas de Liquidaçao e de Sistemas Centralizados de Valores Mobilarios, S.A.(16)	Portugal
Financière Montmartre(17)	France
GL TRADE S.A.(18)	France
GL Multimedia@ S.A.(19)	France
S.E.P.B. S.A.(20)	France
La Financière Événement(20)	France
GL Trade Americas Inc.(21)	United States
GL Trade Ltd(22)	United Kingdom
GL Trade A.G.(22)	Germany
GL Trade Iberica S.L.(22)	Spain
GL Trade Schweiz A.G.(23)	Switzerland
GL Trade B.V.(22)	Netherlands
GL Trade Solutions PTE Ltd(22)	Singapore
GL Trade Japan KK(22)	Japan
GLESIA(24)	Italy
GL T Software Unipessoal Lda(22)	Portugal
GL Trade South Africa PTY Ltd(22)	South Africa
Ubitrade(22)	France
GL Trade Systems Ltd(22)	China
GL Trade Australia PTY Ltd(22)	Australia
4 D Trading(22)	United Kingdom

(10)	Wholly owned subsidiary of Euronext N.V.
(11)	77 % owned subsidiary of Euronext N.V.; 22% owned subsidiary of Euronext Paris S.A; 1 % owned subsidiary Euronext Lisbon.
(12)	51% owned subsidiary of Euronext N.V.
(13)	Wholly owned subsidiary of Euronext Amsterdam N.V.
(14)	Wholly owned subsidiary of Euronext Amsterdam Clearing & Depository N.V.
(15)	100% owned subsidiary of Euronext Brussels S.A./N.V.
(16)	Wholly owned subsidiary of Euronext Lisbon ? Sociedade Gestora de Mercados Regulamentados, S.A.
(17)	55.76% owned subsidiary of Euronext Paris S.A.
(18)	55.3% owned subsidiary of Financière Montmartre; 9.86% owned subsidiary of Euronext Paris S.A.
(19)	82% owned subsidiary of GL TRADE S.A.; 17.96% owned by Euronext Paris S.A.
(20)	Wholly owned subsidiary of Euronext Paris S.A.
(21)	100% owned subsidiary of GL Trade Holdings Inc
(22)	Wholly owned subsidiary of GL Trade S.A.
(23)	97% owned subsidiary of GL Trade S.A.
(24)	51% owned subsidiary of GL Trade S.A.

Name	State/Jurisdiction of Incorporation
GL Settle Ltd(22)	United Kingdom
GL Trade Belgium S.A.(25)	Belgium
GL Trade Holdings Inc(22)	United States
GL Settle Inc (ex OASIS)(26)	United States
MTS S.p.A.(27)	Italy
MTS Next Ltd(28)	United Kingdom
EuroMTS Ltd(29)	United Kingdom
MTS Deutschland A.G.(29)	Germany
BondVision S.p.A.(30)	Italy
Euronext London Limited(20)	United Kingdom
La Financière de l’Octet(20)	France
LIFFE (Holdings) plc(31)	United Kingdom
The London Commodity Exchange 1986 Limited(32)	United Kingdom
Swapsconnect Ltd(32)	United Kingdom
CScreen Ltd(32)	United Kingdom
LIFFE Ventures Inc.(32)	United States
LIFFE Ventures II Inc.(32)	United States
NQLX LLC(33)	United States
LIFFE Futures plc(32)	United Kingdom
The London Futures and Options Exchange Limited(32)	United Kingdom
LIFFE Nominees Limited(32)	United Kingdom
LIFFE USA Limited(32)	United Kingdom
LIFFE Development Limited(32)	United Kingdom
LIFFE Services Limited(32)	United Kingdom
The Baltic Futures Exchange(32)	United Kingdom
B.F.E. Debenture Company N.1 Limited(32)	United Kingdom
LIFFE Options plc(33)	United Kingdom
LIFFE Limited(33)	United Kingdom
LIFFE Trustees Limited(33)	United Kingdom
London Traded Options Market Limited(33)	United Kingdom
LIFFE Administration & Management(33)	United Kingdom
Companynews S.A.(10)	France
Hugin AS (10)	Norway
Hugin Norge AS (34)	Norway
Hugin Online A/S (3)	Denmark
Hugin ForetaksFakta AB (34)	Sweden
Hugin Investor Relations Services OY (34)	Finland
Hugin AG (34)	Switzerland
Hugin IR Services Deutchland GmbH (34)	Germany
Hugin Ltd. (34)	United Kingdom
Hugin IR Services B.V. (34)	Netherlands
Directnews AG (34)	Germany

(25)	98% owned subsidiary of GL Trade S.A.
(26)	Wholly owned subsidiary of GL Trade Holdings Inc.
(27)	51% owned subsidiary of MBE Holding S.p.A.
(28)	33.3% owned subsidiary of Euronext Paris S.A.; 66.7% owned subsidiary of MTS S.p.A.
(29)	Wholly owned subsidiary of MTS S.p.A.
(30)	89.5% owned subsidiary of MTS S.p.A.
(31)	Wholly owned subsidiary of Euronext UK plc
(32)	Wholly owned subsidiary of LIFFE (Holdings) plc
(33)	98% owned subsidiary of LIFFE Ventures Inc.; 2% owned subsidiary of LIFFE Ventures II Inc.
(34)	Wholly owned subsidiary of Hugin AS

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